Exhibit 99.1

Micronet Enertec Technologies, Inc. Reports Fourth Quarter and
Year End Results

•	Strong Q4 12.6% revenue growth over Q4 2013

•	82% growth in back half of 2014 compared to first six months of 2014

Montvale, NJ, March 31, 2015 -- Micronet Enertec Technologies, Inc. (NASDAQCM: MICT), a developer and manufacturer of rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the defense and aerospace markets, today announced financial results for the fourth quarter and year ended December 31, 2014.

David Lucatz, Chief Executive Officer of Micronet Enertec Technologies, Inc. stated, “Our fourth quarter results demonstrated continued momentum and progress toward our goal of becoming a major supplier of rugged tablets to the growing multibillion dollar MRM market.  We achieved solid 12.6% revenue growth compared to the prior year, met our gross margin target range and achieved non- GAAP net income for the last quarter of 2014 of $521,000. Moreover, during the last six months of 2014 our revenues were $22 million - achieving 26% revenue growth over the same period of 2013 and 82% growth over the first six months of 2014. This revenue growth from the first half of 2014 is mainly attributed to the June 2014 acquisition of the U.S.-based MRM division of Beijer Electronics. We are pleased to have gained continued traction diversifying and expanding our customer base, and we believe that progress, combined with our comprehensive product offerings, position us well to further penetrate the MRM market and establish Micronet Enertec as a leading supplier.”

“Our establishment of centralized MRM operations in the U.S. has provided us with a local presence and the addition of an experienced U.S.-based sales team which has enhanced our ability to further penetrate the local fleet vertical, the largest vertical in the MRM space.  During the fourth quarter we received a purchase order in the amount of $1.7 million for our TREQ fully portable, rugged mobile tablets from a leading U.S.-based bulk material supply chain solutions company.  This order demonstrates the market interest in our comprehensive product offerings and our ability to provide our solutions to many different applications.”

“The local fleet vertical represented 38% of MRM revenue in 2014 and with our increased customer diversity, our brand recognition in the marketplace is expanding.”

Fourth Quarter 2014 Review

●           Total revenue increased by 12.6% to $10.7 million, as compared to $9.5 million in the fourth quarter of 2013, mainly due to the June 2014 acquisition of Beijer’s U.S. vehicle operation.

●           Gross profit margin was 31%, as compared to 33% in the same quarter last year.  Sequentially, gross margin improved, as compared to 25% in the third quarter of 2014.

●           Selling, General & Administrative (SG&A) expense was $2.8 million, or 26% of sales, as compared to $1.5 million, or 16% of sales, in the fourth quarter of 2013.  The increased SG&A expense is primarily related to costs associated with the reorganization of the Company’s MRM operations in the U.S. including the June 2014 acquisition.

●           The Company reported an operating loss of $465,000, as compared to operating income of $1.0 million in the fourth quarter of 2013.

●           Net loss attributable to Micronet Enertec for the fourth quarter was $28,000, or $0.00 per basic and diluted share.

●           At December 31, 2014, the Company reported cash and marketable securities totaling $14.9 million and working capital of $16.4 million.

●           Backlog at December 31, 2014 was $9.2 million.

Year-End 2014 Review

●           Revenue decreased 3.7% to $34.2 million, as compared to $35.6 million for the year ended December 31, 2013, due primarily to a reduction in sales volume and pricing for a major customer in the MRM segment.

●           Gross profit margin for the year decreased to 29% from gross margin of 37% last year.  This decrease was primarily due to a different product mix and a reduction in sales volume and pricing for a major customer.

●           SG&A expense was $8.2 million, or 24% of sales, in 2014, as compared to $5.3 million, or 15% of sales, in 2013.  The increased SG&A expense for the year was primarily related to approximately $1.4 million of costs associated with the reorganization of our MRM operations in the U.S. following the June 2014 acquisition of Beijer’s U.S. vehicle operation.

●           The Company reported an operating loss of $1.8 million, as compared to operating income of $4.6 million in 2013.

●           Non-GAAP net loss for the year was $542,000, or $0.09 per share, compared to Non-GAAP net income of $1,617,000, or $0.31 per share, in 2013.

●           Net loss attributable to Micronet Enertec for the year was $2.1 million or a loss of $0.37 per basic and diluted share.

Mr. Lucatz added, “Our defense and aerospace business had continuing demand for our sophisticated solutions for missile defense systems.  During the quarter we received $1.1 million in purchase orders from a global aerospace corporation.  The first award, valued at $500,000, is for the additional production of units of the fire control computer for the newest version of an advanced missile defense system.  The second award of $640,000 is for the development of a computer-based test and simulator system to ensure the combat readiness of a critical mission system.”

“In view of the continuing trend to rely on missiles and missile defense systems as a significant factor in the defense strategy of armed forces worldwide, we expect growing demand for the unique and sophisticated technology we’ve developed for various advanced missile defense systems.”

Mr. Lucatz concluded, “Our team quickly and efficiently integrated our acquired U.S. business which contributed to record sales for the last six months of 2014. We are executing on our strategy to penetrate the fast growing local fleet segment of the MRM marketplace and we are focused on meeting the needs of our existing customers while also developing new customer relationships as we see increased interest for our products. Additionally, we look forward to introducing several new products during the course of 2015 which we believe will enhance our brand recognition in the MRM marketplace.  Likewise, our aerospace and defense business continues to show strength.  As we enhance our technology and deliver an expanded portfolio of unique products, we believe we are well positioned for future growth.”

Micronet Enertec will host a conference call today at 9:30 a.m. ET to discuss the Company's financial results for the fourth quarter and year ended December 31, 2014. The conference call number for U.S. based callers is (888) 668-9141, callers from outside of the U.S. should dial 972-3-918-0609.

Participants may also access a live webcast of the conference call through the Investor Relations section of our website by clicking here: http://micronet-enertec.com/IR-Events%20&%20Presentations.asp.

A telephone replay will be available for two weeks following the end of the call.  U.S. based callers can access the replay by dialing (888) 782-4291. Callers outside of the U.S. can access the replay by dialing  972-3-3-925-5941.

About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc. (NASDAQCM: MICT) operates through two primary companies, Enertec Systems 2001 Ltd its wholly-owned subsidiary, and Micronet Ltd , in which it has a controlling interest.  Micronet operates in the growing commercial MRM market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others.  The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information please visit: www.micronet-enertec.com, the content of which is not incorporated by reference into this press release.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.  These forward-looking statements include, but are not limited to those statements regarding our future growth and demand in the markets we operate in, our strategy to become the major supplier of rugged tablets to the multibillion MRM growing market, our ability to diversify and expand our customer base, our ability to develop new customer relationships, our ability to meet the needs of our existing customers, market interest in our products, the introduction of new products and our ability to provide our solutions to  different applications. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2014 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:
John Nesbett or Jennifer Belodeau
Institutional Marketing Services (IMS)
(203) 972-9200
jnesbett@institutionalms.com/jbelodeau@institutionalms.com

Tables To Follow

 MICRONET ENERTEC TECHNOLOGIES, INC.
 CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Share and Earnings Per Share data)

	Year ended December 31,
	2014	2013

Revenues	$34,238	$35,571
Cost of revenues	24,180	22,298
Gross profit	10,058	13,273
Operating expenses:
Research and development	2,807	2,675
Selling and marketing	1,947	1,170
General and administrative	6,290	4,179
Amortization of intangible assets	850	657
Total operating expenses	11,894	8,681
Income (loss) from operations	(1,836)	4,592

Finance expense, net	(296)	(2,293)
Other expense	-	(2)
Income (loss) before provision for income taxes	(2,132)	2,297
Provision for income taxes	242	496
Net income (loss)	(2,374)	1,801
Net loss (income) attributable to non-controlling interests	235	(2,296)
Net loss attributable to Micronet Enertec	$(2,139)	$(495)
Loss per share attributable to Micronet Enertec:
Basic	$(0.37)	$(0.097)
Diluted	$(0.37)	$(0.097)
Weighted average common shares outstanding:
Basic	5,834,371	5,089,122
Diluted	5,834,371	5,089,122

MICRONET ENERTEC TECHNOLOGIES, INC.
 CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Share and Earnings Per Share data)
(Unaudited)

	Three months ended December 31,
	2014	2013

Revenues	$10,670	$9,483
Cost of revenues	7,390	6,314
Gross profit	3,280	3,169
Operating expenses:
Research and development	643	531
Selling and marketing	739	216
General and administrative	2,070	1,306
Amortization of intangible assets	293	93
Total operating expenses	3,745	2,146
Income (loss) from operations	(465)	1,023

Finance expense, net	515	(174)
Other expense	-	(2)
Income (loss) before provision for income taxes	50	847
Provision for income taxes	233	198
Net income (loss)	(183)	649
Net loss (income) attributable to non-controlling interests	155	533
Net loss attributable to Micronet Enertec	$(28)	$116
Loss per share attributable to Micronet Enertec:
Basic	$(0.0)	$(0.02)
Diluted	$(0.0)	$(0.02)
Weighted average common shares outstanding:
Basic	5,843,746	5,831,247
Diluted	5,843,746	5,831,247

MICRONET ENERTEC TECHNOLOGIES, INC.
 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In Thousands)

	Year ended December 31,
	2014	2013
Net income (loss)	$(2,374)	$1,801
Other comprehensive income, net of tax:
Currency translation adjustment	(1,086)	1,742

Total comprehensive income (loss)	(3,460)	3,543

Comprehensive loss (income) attributable to the non-controlling interests	825	(2,882)
Comprehensive income (loss) attributable to Micronet Enertec	$(2,635)	$661

MICRONET ENERTEC TECHNOLOGIES, INC.
 CONSOLIDATED BALANCE SHEETS
(In Thousands, except Share and Par Value data)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$8,592	$12,825
Marketable securities	6,406	6,969
Trade account receivables, net	14,152	13,467
Inventories	6,658	4,324
Derivative asset - call options	-	460
Other accounts receivable	1,249	1,165
Total current assets	37,057	39,210

Property and equipment, net	1,948	2,440
Intangible assets and others, net	4,416	1,076
Long term deposit	46	103
Goodwill	1,466	-
Total long term assets	7,876	3,619

Total assets	$44,933	$42,829

MICRONET ENERTEC TECHNOLOGIES, INC.
  CONSOLIDATED BALANCE SHEETS
(In Thousands, except Share and Par Value data)

	December 31, 2014	December 31, 2013
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$9,416	$5,058
Current portion of long term notes	1,000	-
Trade accounts payable	7,588	4,361
Other accounts payable	2,619	3,355
Total current liabilities	20,623	12,774

Long term loans from banks	3,919	3,130
Long term notes, net of discount	-	933
Finance lease	56	109
Accrued severance pay, net	29	172
Deferred tax liabilities, net	57	113
Total long term liabilities	4,061	4,457

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 25,000,000 shares authorized, 5,856,246 and 5,831,246 shares issued and outstanding as of December 31, 2014 and 2013, respectively.	6	6
Additional paid in capital	7,505	8,053
Accumulated other comprehensive income	325	1,389
Retained earnings	6,284	8,423
Micronet Enertec stockholders' equity	14,120	17,871

Non-controlling interests	6,129	7,727

Total equity	20,249	25,598

Total Liabilities and equity	$44,933	$42,829

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States, or GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate the Company’s financial performance.

Management believes that these non-GAAP financial measures reflect the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains that are not reflective of the Company’s ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets - The Company is required to amortize the intangible assets, included in our GAAP financial statements, related to the acquisition of the Beijer’s U.S. vehicle operation and the purchase of controlling shares of Micronet.  The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. The Company believes that such changes do not reflect its operational performance. Therefore, it excludes amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

•
Amortization of note discount and related expenses - These interest expenses are non-cash and are related to amortization of discount of notes issued by us to UTA Capital LLC, the last of which was paid in January 2015. Such expenses do not reflect the Company’s on-going operations and all of them were incurred up to the end of fiscal 2014.

•
Change in fair value of call options and warrants – The change in fair value of the call options relating to the acquisition of Micronet is recorded as interest expense. The change in fair value is derived primarily from Micronet’s share price and does not reflect the Company’s on-going operations.

•
Stock-based compensation  - Share based awards granted to certain individuals are non-cash and affected by the Company’s historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to the Company’s operational performance.

•
Expenses related to the purchase of a business - These expenses relate directly to the June 2014 purchase of Beijer’s U.S. vehicle operation and consist mainly of legal and accounting fees, finder’s fees and travel expenses. The Company believes that these expenses do not reflect its operational performance. Therefore, it excludes them to provide investors with a consistent basis for comparing pre-and post-vehicle operation purchase operating results.

The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net income attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net income per diluted share attributable to Micronet Enertec:

	Year ended December 31,
	(Dollars in Thousands, other than share and per share amounts)
	2014	2013
GAAP net loss attributable to Micronet Enertec Technologies, Inc.	$(2,139)	$(495)
Amortization of acquired intangible assets	492	332
Change in fair value of call options and warrants	299	170
Amortization of note discount and related expenses	67	1,641
Stock-based compensation	402	19
Expenses related to the purchase of a business	369	-
Income tax-effect of above non-GAAP adjustments	(32)	(50)
Total Non-GAAP net income (loss) attributable to Micronet Enertec Technologies, Inc.	$(542)	$1,617
Non-GAAP net income (loss) per diluted share attributable to Micronet Enertec Technologies, Inc.	$(0.09)	$0.31
Shares used in per share calculations	5,834,371	5,192,485
GAAP net income (loss) per diluted share attributable to Micronet Enertec Technologies, Inc.	$(0.37)	$(0.097)
Shares used in per share calculations	5,834,371	5,089,122